Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015, accompanying the consolidated financial statements included in the Annual Report of PlasmaTech Biopharmaceuticals, Inc. and subsidiaries on Form 10-K for the years ended December 31, 2014 and 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of PlasmaTech Biopharmaceuticals, Inc. 2015 Equity Incentive Plan on Form S-8.

/s/ Whitley Penn, LLP

Dallas, Texas

May 11, 2015